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              MORGAN STANLEY DEAN WITTER WORLD WIDE INCOME TRUST

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

                            TO BE HELD MARCH 27, 2001


     The undersigned shareholder of Morgan Stanley Dean Witter World Wide Income Trust does hereby appoint Barry Fink, Ronald E. Robison and Joseph J. McAlinden and each of them, as attorneys-in-fact and proxies of the undersigned, each with the full power of substitution, to attend the Special Meeting of Shareholders of Morgan Stanley Dean Witter World Wide Income Trust to be held on March 27, 2001, in the Career Development Room, Sixty-First Floor, Two World Trade Center, New York, New York at 9:00 A.M., New York time, and at all adjournments thereof and to vote the shares held in the name of the undersigned on the record date for said meeting for the Proposal specified on the reverse side hereof. Said attorneys-in-fact shall vote in accordance with their best judgment as to any other matter.

                           (Continued on reverse side)


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL SET FORTH ON THE REVERSE HEREOF AND AS RECOMMENDED BY THE BOARD OF TRUSTEES.


      IMPORTANT--THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

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                                                      PLEASE MARK VOTES
                                                      IN THE EXAMPLE USING   [X]
                                                      BLACK OR BLUE INK


AS TO VOTE BY MAIL, PLEASE COMPLETE AND RETURN THIS CARD
YOU ALSO MAY VOTE A PROXY BY TOUCH-TONE PHONE OR BY INTERNET
(SEE ENCLOSED VOTING INFORMATION CARD FOR FURTHER INSTRUCTIONS)

TO VOTE A PROXY BY PHONE, call Toll-Free: 1-800-690-6903

TO VOTE A PROXY BY INTERNET, visit our Website(s): WWW/MSDWT.COM or WWW.PROXYVOTE.COM

                                                FOR    AGAINST      ABSTAIN
The Proposal:

Approval of the Agreement and Plan of           [ ]      [ ]          [ ]

Reorganization, dated as of October 26, 2000, pursuant to which substantially all of the assets of Morgan Stanley Dean Witter World Wide Income Trust would be combined with those of Morgan Stanley Dean Witter Diversified Income Trust and shareholders of Morgan Stanley Dean Witter World Wide Income Trust would become shareholders of Morgan Stanley Dean Witter Diversified Income Trust receiving shares in Morgan Stanley Dean Witter Diversified Income Trust with a value equal to the value of their holdings in Morgan Stanley Dean Witter World Wide Income Trust.

Please sign personally. If the shares are registered in more than one name, each joint owner or each fiduciary should sign personally. Only authorized officers should sign for corporations.


Please make sure to sign and date this Proxy using black or blue ink.

Date
    --------------------------------------------------------

------------------------------------------------------------

------------------------------------------------------------
               Shareholder sign in the box above

------------------------------------------------------------

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           Co-Owner (if any) sign in the box above


- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -


            PLEASE FOLD AND DETACH AT PERFORATION ALONG DOTTED LINES



                           MORGAN STANLEY DEAN WITTER
                             WORLD WIDE INCOME TRUST

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                                    IMPORTANT

               USE ONE OF THE THREE EASY WAYS TO VOTE YOUR PROXY

 1. BY MAIL. PLEASE DATE, SIGN AND RETURN THE ABOVE PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE.

 2. BY INTERNET. HAVE YOUR PROXY CARD AT HAND. GO TO THE "VOTE YOUR PROXY HERE" LINK ON THE WEBSITE WWW.MSDWT.COM OR WWW.PROXYVOTE.COM. ENTER YOUR 12
    DIGIT CONTROL NUMBER LOCATED ON THE PROXY CARD AND FOLLOW THE SIMPLE INSTRUCTIONS.

 3. BY TELEPHONE. HAVE YOUR PROXY CARD AT HAND. CALL 1-800-690-6903 ON A TOUCH-TONE PHONE. ENTER YOUR 12-DIGIT CONTROL NUMBER LOCATED ON THE PROXY CARD AND FOLLOW THE SIMPLE RECORDED INSTRUCTIONS.
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